Exhibit 10.1

GLOBAL ONLINE EDUCATION INC.

AMENDED AND RESTATED

2018 OPTION PLAN

Adopted on June 1, 2018, as amended by the board of directors and adopted by the shareholders on February 25, 2021

GLOBAL ONLINE EDUCATION INC.

AMENDED AND RESTATED 2018 OPTION PLAN

SECTION 1	ESTABLISHMENT AND PURPOSE

The purpose of this Amended and Restated 2018 Option Plan (the “Plan”) is to offer selected Employees, Directors and Consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company.

Capitalized terms are defined in Section 13.

SECTION	2 ADMINISTRATION

(a)    Board of Directors. The Plan may be administered by the Board of Directors and the Board of Directors can set up committee(s) to administrate the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) set up by the Board of Directors.

(b)    Authority of the Board of Directors. Subject to the provisions of the Plan and the Articles, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

(c)    Power of the Board of Directors. Subject to the provisions of the Plan and the Articles, the Board of Directors or its authorized person(s) will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Optionees to whom Options may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Option granted hereunder;

(iv)	to approve forms of Option Agreements for use under the Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, vesting schedule, and any restriction or limitation regarding any Option related thereto;

(vi)	to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

(vii)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option; and

(viii)	to make all other determinations deemed necessary or advisable for administering the Plan.

SECTION	3 ELIGIBILITY

(a)    General Rule. Persons eligible to participate in this Plan include Employees, Consultants, and Directors, as determined by the Board. If eligible to participate in the Plan, an Employee, Director or Consultant who has been granted an Option may be granted with additional Options, as determined by the Board.

SECTION	4 SHARES SUBJECT TO PLAN

(a)    Basic Limitation. The number of Shares may be issued under the Plan shall be determined by the shareholders of the Company (subject to Subsection (b) below and Section 7). The number of Shares that are subject to Options shall not exceed the number of Shares that are available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient authorized but unissued Shares to satisfy the requirements of the Plan.

(b)    Additional Shares. In the event that the Shares previously issued under the Plan are reacquired by the Company, an equivalent number of Shares shall be added to the number of the Shares then available for issuance under the Plan. In the event that an outstanding Option for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option shall be added to the number of Shares then available for issuance under the Plan.

SECTION	5 TERMS AND CONDITIONS OF OPTIONS

(a)    Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7.

(c)    Vesting Schedule. Each Option granted under the Plan shall be subject to a vesting schedule of a four-year period, and no Option can be exercised before vested as follows:

(i)	first twenty-five percent (25%) of the Shares under the Option shall become vested as of twelve (12) months after the date of vesting commencement;

(ii)	twenty-five percent (25%) of the Shares under the Option shall become vested as of twenty-four (24) months after the date of vesting commencement;

(iii)	twenty-five percent (25%) of the Shares under the Option shall become vested as of thirty-six (36) months after the date of vesting commencement; and

(iv)	the remaining twenty-five percent (25%) of the Shares under the Option shall become vested as of forty-eight (48) months after the date of vesting commencement.

(d)    Exercise Price. Each Option Agreement shall specify the Exercise Price. Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 6.

(e)    Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee has signed and delivered an executed copy of the Option Agreement to the Company. The Board of Directors shall determine the exercisability provisions of any Option Agreement at its sole discretion.

(f)    Term. The Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. An Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

(g)    No Transferability; Limited Exception to Transfer Restrictions.

(i)	Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5(g), by Applicable Laws and by the Option Agreement, as the same may be amended:

(A)	all Options are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(B)	Options will be exercised only by the Optionee; and

(C)

amounts payable or shares issuable pursuant to an Option will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Optionee. In addition, the shares shall be subject to the restrictions set forth in the applicable Option Agreement.

(ii)	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in this Section 5(g)(i) will not apply to:

(A)	transfers to the Company or a Subsidiary;

(B)	transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(C)

the designation of a beneficiary to receive benefits if the Optionee dies or, if the Optionee has died, transfers to or exercises by the Optionee’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(D)	if the Optionee has suffered a disability, permitted transfers on behalf of the Optionee by the Optionee’s duly authorized legal representative; or

(E)

subject to the prior approval of the Committee or the chief effective officer of the Company authorized by the Committee, transfer to one or more natural persons who are the Optionee’s family members or entities owned and controlled by the Optionee and/or the Optionee’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Optionee and/or the Optionee’s family members, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee or may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 5(g) to the contrary, but subject to compliance with all Applicable Laws, each of the Incentive Share Options, which means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto, will be subject to any and all transfer restrictions under the Code applicable to such Options or necessary to maintain the intended tax consequences of such Options. Notwithstanding clause (B) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (B) above is subject to the condition precedent that the transfer be approved by the chief effective officer of the Company authorized by the Committee in order for it to be effective.

(h)    Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of the Option.

(i)    No Rights as A Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option. The Optionee shall irrevocably grant a power of attorney to the Board of Directors or any person designated by the Board of Directors to exercise the voting rights with respect to the Shares (if the Optionee exercises the option and be registered in the register of members of the Company).

(j)    Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.

SECTION 6	PAYMENT FOR SHARES

(a)    General Rule. The entire Exercise Price of the Option issued under the Plan shall be payable in cash except as otherwise provided in this Section 6.

(b)    Exercise/Sale. To the extent that an Option Agreement so provides, and if Shares are publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(c)    Other Forms of Payment. To the extent that an Option Agreement so provides, the Exercise Price of the Options issued under the Plan may be paid in any other form permitted by applicable laws as long as it is acceptable to the Board of Directors.

SECTION 7	ADJUSTMENT OF SHARES.

(a)    General. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for grant under Section 4, (ii) the number of Shares covered by each granted Option, and (iii) the Exercise Price under each granted Option. In the event of a declaration of an extraordinary dividend payable in a form other than the Shares in an amount that has a material effect on the Fair Market Value, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares available for grant under Section 4, (ii) the number of Shares covered by each granted Option, or (iii) the Exercise Price under each granted Option.

(b)    Change in Control. In the event that the Company is subject to a Change in Control, granted Options acquired under the Plan shall be subject to the agreement evidencing the Change in Control, which need not treat all outstanding Options in an identical manner. Such agreement, without the Optionees’ consent, may dispose of Options that are not vested as of the effective date of such Change in Control in any manner permitted by applicable law, including (without limitation) the cancellation of such Options without the payment of any consideration. Such agreement, without the Optionees’ consent, shall provide for one or more of the following with respect to Options that are vested as of the effective date of such Change in Control:

(i)	the continuation of such granted Options by the Company (if the Company is the surviving corporation).

(ii)	the assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code.

(iii)	the substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code.

(iv)

the cancellation of such outstanding Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options as of the closing date of such Change in Control over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares as of the closing date of such Change in Control, then such Options may be cancelled without making a payment to the Optionees.

Immediately following a Change in Control, the granted and vested Options shall terminate and cease to be outstanding, except to the extent such Options have been continued, assumed or substituted, as described in Sections 7(b)(i), (ii) and/or (iii).

SECTION 8	SECURITIES LAW REQUIREMENTS AND CHOICE OF LAW.

The Shares subject to the Option under the Plan shall comply with all applicable requirements of law, including (without limitation) the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

The Plan shall be governed by, and construed in accordance with, the laws of Hong Kong Special Administrative Region, without regards to the conflicts of law principles, as such laws are applied to contracts entered into and performed in such jurisdiction.

SECTION 9	NO RETENTION RIGHTS.

Subject to the requirements of applicable law and the applicable employment documentation (if any), nothing in the Plan or Option granted under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent, Subsidiary, WFOE or the Domestic Companies employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause, provided, however, that this provision will not apply if applicable employment documentation or provisions of applicable law require otherwise.

SECTION 10	DURATION AND AMENDMENTS.

(a)    Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors. The Plan shall terminate automatically ten (10) years after the date when the Board of Directors adopted the Plan. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)    Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that, and in addition to any other shareholder vote required under the Articles or applicable law, any amendment, suspension or termination of the Plan shall be subject to the approval of the Company’s shareholders according to the Articles if it materially changes the class of persons who are eligible for the grant of Options. If the requisite shareholders fail to approve any amendment, suspension or termination of the Plan following adoption by the Board of Directors, then any grants or exercises that have already occurred in reliance on such approval shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such approval.

(c)    Effect of Amendment or Termination. No Options shall be granted under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 11	IPO

In the event of the failure of the Company to launch its initial public offering or delay of the initial public offering, the Options granted under this Plan should be dealt with according to the resolutions of the Board of Directors.

SECTION 12	LANGUANGE

This Plan shall be prepared in both English and Chinese. In case of any discrepancy between the two versions, the English version shall prevail.

SECTION 13	DEFINITIONS

(a)    “Affiliate” means (i) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(b)    “Articles” shall mean the Amended and Restated Memorandum and Articles of Association of Global Online Education Inc., as amended and/or restated from time to time.

(c)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d)    “Change in Control” shall mean any of the following: (i) the consummation of a scheme of arrangement, merger, consolidation or other similar business combination involving the Company and any other corporation or corporations, other than a scheme of arrangement, merger, consolidation or other similar business combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after the scheme of arrangement, merger, consolidation or other similar business combination; (ii) the consummation of a transaction in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (iii) the dissolution, liquidation or winding up of the Company; provided, however, (A) a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and (B) a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other applicable law, shall not constitute a Change in Control.

(e)    “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(f)    “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(g)    “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(h)    “Company” shall mean Global Online Education Inc., a Cayman Islands exempted limited company.

(i)    “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(j)    “Director” means a member of the Board or the board of directors of any Related Entity.

(k)    “Domestic Companies” shall mean the Chinese domestic companies controlled (contractually or otherwise) by the Company or its subsidiary.

(l)    “Employee” shall mean any individual who is an employee of the Company, any Subsidiary, any WFOE and any Domestic Company.

(m)    “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

(n)    “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Option Agreement.

(o)    “Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows: (i) if the Share is listed on any established stock exchange or a national market system, including, without limitation, The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board of Directors deems reliable, (ii) if the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Share on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable, or (iii) in the absence of an established market for the Share, the fair market value of the Share as determined by the Board of Directors in accordance with applicable law. Such determination shall be conclusive and binding on all persons.

(p)    “Option” shall mean an employee incentive stock option granted under the Plan and entitling the holder to purchase Shares.

(q)    “Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(r)    “Optionee” shall mean a person who holds an Option.

(s)    “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(t)    “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds a substantial ownership interest, directly or indirectly.

(u)    “Service” shall mean actual ongoing service to the Company, any Parent, any Subsidiary, any WFOE, or any Domestic Company, as an Employee, Director or Consultant and specifically excludes periods of notice of termination of service under applicable law or contracts whereby actual service is no longer provided, for example, when an Employee is paid in lieu of his/her notice period or when an Employee is asked to cease service immediately pursuant to a “garden leave” or a similar concept.

(v)    “Share” shall mean the ordinary share of the Company, as adjusted in accordance with Section 7 (if applicable).

(w)    “Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

(x)    “WFOE” shall mean a subsidiary that is wholly-owned by the Company or by a wholly-owned subsidiary of the Company.

18